AMENDMENT NO. 5
                                     to the
                          SUB-ADMINISTRATION AGREEMENT

     This is an amendment to the Sub-Administration dated as of February 15, 1999, between E*TRADE Funds ("Fund") and Investors Bank & Trust Company ("IBT"), as amended by the Amendment Agreement dated as of December 26, 2000, by and among the Fund, E*TRADE Asset Management, Inc. ("ETAM") and IBT and such other amendments as have been adopted from to time ("Sub-Administration Agreement").

     WHEREAS, the Fund has entered into a Third Amended and Restated Administrative Services Agreement with ETAM pursuant to which each series of the Fund, rather than ETAM, is responsible for its own expenses including compensation paid to all third-party service providers such as IBT;

     WHEREAS, the Board of Trustees of the Trust ("Board") has approved the liquidation of the E*TRADE Extended Market Index Fund ("Extended Market Fund") and the E*TRADE Global Titans Index Fund ("Global Titans Fund") effective upon the liquidation date as indicated in the Plan of Liquidation adopted by the Board ("Liquidation Date");

     WHEREAS, the Board has approved the merger of the E*TRADE E-Commerce Index Fund ("E-Commerce Fund") with and into the E*TRADE Technology Index Fund ("Technology Fund"), subject to the approval of shareholders, and such reorganization is expected to take place prior to December 31, 2001;

     WHEREAS, the Board has approved the conversion of the E*TRADE Bond Index Fund ("Bond Fund") to an actively managed fund, subject to the approval of shareholders, and such conversion is expected to take place prior to December 31, 2001;

     WHEREAS, the Fund, ETAM and IBT desire to amend the Sub-Administration Agreement as set forth below;

     WHEREAS, the Fund, ETAM and IBT agree that ETAM shall be removed as a party to the Sub-Administration Agreement and the Fund, on behalf of each series of the Fund, shall be responsible for the duties set forth in the Sub-Administration Agreement as amended hereby;

     NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

     1.   Amendment effective upon the Liquidation Date:

          (a) The Sub-Administration Agreement is hereby amended by deleting the first three lead-in paragraphs thereof in their entirety and inserting in lieu thereof the following:

               "AGREEMENT made as of February 15, 1999, by and between E*TRADE Funds, a business trust organized under the laws of the State of Delaware ("Fund") and Investors Bank & Trust Company, a Massachusetts trust company ("Bank").

               WHEREAS,  the Fund, a  registered  investment  company  under the
               Investment Company Act of 1940, as amended (the "1940 Act"), consisting of the separate portfolios listed on Appendix A hereto, as amended from time to time, desires to retain the Bank to render certain administrative services to the Fund with respect to the Portfolios designated by the Fund as Sub-Administrator and the Bank is willing to render such services."

          (b) The last sentence of the first sub-paragraph of Paragraph 3 of the Sub-Administration Agreement is hereby amended by deleting such sentence in its entirety and inserting in lieu thereof the following:

               "At such time, the fee schedules included in Appendix B-1 and Appendix B-2 hereto shall be appropriately amended."

          (c) Paragraph 5 of the Sub-Administration Agreement is hereby amended by deleting such Paragraph 5 in its entirety and inserting in lieu thereof the following:

               "(a) For the services rendered and the facilities to be furnished by the Bank, as provided for in this Agreement, the Fund will compensate the Bank in accordance with the fee schedules attached as Appendix B-1 and Appendix B-2 hereto; provided, however, that the fees with respect to each Portfolio will be payable only out of the assets of that Portfolio. Such fees do not include out-of-pocket disbursements (as delineated on the fee schedule or other expenses with the prior approval of the Fund's management) of the Bank for which the Bank shall be entitled to bill the Fund separately and for which the Fund shall reimburse the Bank.

               (b) The Bank shall not be required to pay any expense incurred by the Fund."

          (d) In the second sentence of Paragraph 6(a), the phrase "The Administrator and Fund" is deleted and replaced with the phrase "The Fund."

          (e) Paragraph 6(c) of the Sub-Administration Agreement is hereby amended by deleting such Paragraph 6(c) in its entirety and inserting in lieu thereof the following:

               "(c) The Bank may apply to the Fund at any time for  instructions and may consult counsel for the Fund, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action reasonably taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund until receipt of written notice thereof has been received by the Bank from the Fund."

          (f)  In  the   recitation  of  addresses  in  Paragraph  8(a)  of  the
               Sub-Administration    Agreement,    the    reference    to    the
               "Administrator" and its attendant address are hereby deleted.

     2. Effective upon the Liquidation Date, the E*TRADE Extended Market Index Fund is hereby removed from Appendix A and Appendix B-1.

     3. Effective upon the Liquidation Date, the E*TRADE Global Titans Index Fund is hereby removed from Appendix A and Appendix B-2.

     4. The E-Commerce Fund is hereby removed from Appendix A and Appendix B-2 effective upon the earlier of either (a) the reorganization of E-Commerce Fund with and into the Technology Fund, if such reorganization is approved by shareholders of the E-Commerce Fund; or
          (b) if the reorganization is not approved by shareholders, upon the liquidation of the E-Commerce Fund, which is expected to occur prior to December 31, 2001.

     5. Upon the effective date of the reorganization or the liquidation of the E-Commerce Fund, which is expected to occur before December 31, 2001, Appendix A is hereby amended and substituted with the attached Appendix A.

     6. Upon the effective date of the conversion of the Bond Fund to an actively managed fund, if such conversion is approved by shareholders, the Bond Fund is hereby removed from under the heading "Feeders" in Appendix A and is hereby inserted under the heading "Stand-Alone" in Appendix A and the name of the fund in Appendix A is changed to the "E*TRADE Bond Fund." If the conversion of the Bond Fund to an actively managed fund is not approved by shareholders, upon the effective date of the liquidation of the Bond Fund, Appendix A is hereby modified and amended to remove that fund from Appendix A.

     7. The compensation paid to IBT for services provided to the E-Commerce Fund shall be paid by ETAM until the earlier of either the reorganization or the liquidation of the E-Commerce Fund as indicated in paragraph 4 above.

     8. The compensation paid to IBT for services provided to the Bond Fund shall be paid by ETAM until the earlier of either the conversion or the liquidation of the Bond Fund as indicated in paragraph 6 above.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to the Sub-Administration Agreement to be executed by their respective officers thereunto duly authorized as of ___________, 2001.



E*TRADE FUNDS                         E*TRADE ASSET MANAGEMENT, INC.



By:                                   By:
    ----------------------------           --------------------------------
    Name:                                  Name:
    Title:                                 Title:


INVESTORS BANK & TRUST COMPANY



By:
    -----------------------------
    Name:
    Title:

                                   APPENDIX A
                                     to the
                          SUB-ADMINISTRATION AGREEMENT

Feeders
-------


E*TRADE Bond Index Fund*

E*TRADE International Index Fund

E*TRADE Premier Money Market Fund

E*TRADE Russell 2000 Index Fund

E*TRADE S&P 500 Index Fund

Stand-Alone
-----------

E*TRADE Asset Allocation Fund

E*TRADE Financial Sector Index Fund

E*TRADE Technology Index Fund



* The name of this fund will be changed to the "E*TRADE Bond Fund," and the fund will be removed from the "Feeder" list and be added to the "Stand-Alone" list, if the conversion of the fund to an actively managed fund is approved by shareholders.